UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2011
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA (Address of Principal Executive Offices)	94043 (Zip Code)
Registrant’s Telephone Number, Including Area Code (650) 527-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
FY12 Executive Annual Incentive Plans
On May 9, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Symantec Corporation (the “Company”) approved the target payouts under the FY12 Executive Annual Incentive Plans for its executive officers, including the named executive officers identified in the Company’s 2010 annual meeting proxy statement who are currently employed by the Company (the “named executive officers”). Under the terms of these plans, the named executive officers will be eligible to receive performance-based incentive bonuses based on the Company’s achievement of specified performance metrics for the fiscal year ended March 30, 2012. For named executive officers other than Enrique Salem, the Company’s chief executive officer (the “CEO”), the incentive bonus will also be based on the named executive officer’s individual performance. For our named executive officers, the target payouts under the FY12 Executive Annual Incentive Plans are as follows: for Enrique Salem, 150% of annual base salary at 100% achievement; for James Beer and William Robbins, 95% of annual base salary at 100% achievement; and for David Thompson, 80% of annual base salary at 100% achievement. For Mr. Salem, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue growth of Symantec (50% weighting); and (b) achievement of targeted annual non-GAAP earnings per share (“non-GAAP EPS”) growth of Symantec (50% weighting). For named executive officers other than the CEO, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue growth of Symantec (50% weighting); (b) achievement of targeted annual earnings per share growth of Symantec (20% weighting); and (c) a metric based on the named executive officer’s individual performance (30% weighting).
For the revenue metric, for every 1% achievement above target the payout increases by 10%; for every 1% achievement under target the payout decreases by 5%; there is a zero payout if the achievement is below 94%; and the payout is capped at 200% of target for achievement at or above 110%. For the non-GAAP EPS metric, for every 1% achievement above or below target the payout increases or decreases by 5%; there is a zero payout if the achievement is below 95%; and the payout is capped at 150% of target for achievement at or above 110%. For the individual performance metric, the payout ranges from 0% to 150%.
With respect to the revenue and non-GAAP EPS metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement period for all metrics is the fiscal year ending on March 30, 2012. The maximum award under the FY12 Executive Annual Incentive Plan is 175% of the executive’s target payout.
Adoption of FY12 Long Term Incentive Plan
On May 9, 2011, the Committee approved the target payouts under the FY12 Long Term Incentive Plan for its executive officers. Under the terms of this plan, the named executive officers will be eligible to receive compensation based upon the level of attainment of operating cash flow, the target performance metric, for the Company’s fiscal year ending March 30, 2012 (the “Performance Period”). The long-term incentive will be measured at the end of the Performance Period and paid following the last day of the second fiscal year following the end of the Performance Period (the “Payment Date”). Subject to certain exceptions, a plan participant who terminates his or her employment with the Company before the Payment Date will not be eligible to receive the payment or any prorated portion thereof.
The Company’s operating cash flow achievement for the Performance Period against target operating cash flow for the Performance Period will be used to determine the eligibility for a payment. A 100% payment will be paid to a Participant on the Payment Date if 100% of targeted operating cash flow is attained with respect to the Performance Period (the “Target LTIP Award”). A participant is eligible for 25% of the Target LTIP Award if at least 85% of budgeted Operating Cash Flow is attained with respect to the Performance Period and for up to 200% of the Target LTIP Award if at least 120% of budgeted Operating Cash Flow is attained with respect to the Performance Period. For FY12, the Target LTIP awards for our named executive officers are $2.0 million for Enrique Salem and $425,000 for each of James Beer, William Robbins and David Thompson.

Grants of Performance-based Restricted Stock Units
On May 9, 2011, the Committee awarded to the named executive officers restricted stock units to acquire shares of the Company’s common stock that vest based on the achievement of specified performance metrics (“PRUs”) as follows: a target of 150,000 shares for Enrique Salem; a target of 40,000 shares for James Beer and William Robbins; and a target of 20,000 shares for David Thompson. The grant date for the PRU awards is June 10, 2011. These awards will be granted under the 2004 Equity Incentive Plan (the “Plan”). For the named executive officers, the PRU grants are in lieu of the stock option grants typically awarded as part of the Company’s annual executive compensation program.
Depending on the Company’s achievement of the same non-GAAP EPS goal for the FY12 Executive Annual Incentive Plan for fiscal 2012, 0% to 133% of the target shares will be eligible to be earned at the end of fiscal 2013 and 2014, based on, and subject to further adjustment as a result of, the achievement of the total shareholder return (“TSR”) ranking for the Company as compared to the S&P 500. If any target shares become eligible (the “eligible shares”) to be earned in fiscal 2013 and 2014 as a result of achievement of the non-GAAP EPS goal for fiscal 2012, then 50% to 150% of one-half the eligible shares may be earned based on the achievement of the TSR goal for the two years ended March 29, 2013 and 50% to 150% of one-half of the eligible shares (plus any eligible shares not earned on March 29, 2013 if less than 100% of the TSR goal is achieved for the two-year period then ended) may be earned based on the achievement of the TSR goal for the three years ended March 28, 2014. Subject to certain exceptions (including acceleration of vesting upon a change in control of the company under the terms of the Symantec Executive Retention Plan, as amended), the award shall vest, if at all, only at the end of the third year of the performance period, and the named executive officer must be employed by the Company at the end of such period in order to vest in the award.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: May 13, 2011	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary